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                                                                     EXHIBIT 5.1


                   FORM OF O'MELVENY & MYERS LLP LEGAL OPINION






                                            ----------------
                                            -----
                                            1997


                                                                     644,352-009
                                                                      LA1-757886

(213) 669-6000


Pacific Greystone Corporation
6767 Forest Lawn Drive, Suite 300
Los Angeles, California  90068-1027

Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-4 (File No.____________) which you have filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering 26,060,775 shares of the Common Stock, par value $0.10 per share (the "Common Stock"), and 9,966,631 shares of the Class B Common Stock, par value $0.10 per share (the "Class B Stock", and together with the Common Stock, the "Shares"), of Pacific Greystone Corporation (the "Company") under the Securities Act of 1933, as amended (the "Act"). The Shares are to be issued pursuant to the Plan and Agreement of Merger, dated as of June 10, 1997 (the "Agreement"), by and between the Company and Lennar Corporation, a Delaware corporation ("Lennar").

                  We have examined the Agreement and the proceedings heretofore taken and are familiar with the proceedings proposed to be taken by the Company in connection with the authorization and issuance of the Shares (summarized in the Registration Statement), and for the purposes of this opinion we have assumed that actions will be taken in accordance with such authorization.

                  On the basis of such examination, our reliance upon the assumptions in this opinion and our considerations of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that, upon approval of




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the merger of Lennar with and into the Company by the respective stockholders of
Lennar and the Company in accordance with the terms and conditions set forth in the Agreement and the issuance and delivery of the Shares in accordance with the terms and conditions set forth in the Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the heading "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement.

                                                         Respectfully submitted,




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